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                                                                       Exhibit 5

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     Merging

                               BONES HOLDING, INC.
                             a Delaware corporation

                                      Into

                              KPMG CONSULTING, INC.
                             a Delaware corporation

                     Pursuant to Section 253 of the General
                           Corporation Law of Delaware

                  KPMG CONSULTING, INC. (the "Company"), a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That the Company was incorporated on the 17th day of August, 1999, pursuant to the Delaware General Corporation Law (the "DGCL"), the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of said State into a parent corporation organized and existing under the laws of said State.

         SECOND: That the Company owns all of the outstanding shares of the common stock, par value $0.01 per share, of Bones Holding, Inc. ("Holding"), a corporation incorporated on the 26th day of September, 2002, pursuant to the DGCL, and having no class of capital stock outstanding other than said common stock.

         THIRD: That the Company, by the following resolutions of the Executive Committee of its Board of Directors, dated as of September 26, 2002, filed with the minutes of the Board, determined to merge into itself Holding:

                  NOW THEREFORE, IT IS RESOLVED, that Bones Holding, Inc. ("Holding") shall be merged (the "Merger") with and into KPMG Consulting, Inc. (the "Company"), with the Company being the surviving company of the Merger (the "Surviving Company") and assuming all of Holding's liabilities and obligations; and

                  RESOLVED, that the Merger shall be effective (the "Effective Time") upon the filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware or at such later time as is set forth therein; and

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                  RESOLVED, that the Certificate of Incorporation of the
Company, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Company, with such amendments set forth herein; and

                  RESOLVED, that at the Effective Time, the name of the Company shall be changed to BearingPoint, Inc. and ARTICLE ONE of the Certificate of Incorporation of the Company shall be amended to read as follows:

                           ARTICLE ONE.  The name of the company (which is
hereinafter referred to as the "Company") is BearingPoint, Inc.; and

                  RESOLVED, that, at the Effective Time and without any action on the part of the Company or Holding, all of the issued and outstanding shares of capital stock of Holding shall be canceled, and the shares of capital stock of the Company outstanding immediately prior to the Effective Time shall continue as shares of capital stock of the Surviving Company; and

                  RESOLVED, that the Bylaws of the Company, as in effect at the Effective Time, shall be the Bylaws of the Surviving Company; and

                  RESOLVED, at the Effective Time, the directors of the Company shall continue as the directors of the Surviving Company, until their successors are duly elected or appointed and qualified in the manner provided by the Certificate of Incorporation and Bylaws of the Surviving Company, or as otherwise provided by law; and

                  RESOLVED, at the Effective Time, the officers of the Company shall continue in their respective offices as officers of the Surviving Company, until their respective successors are duly elected or appointed and qualified in the manner provided by the Certificate of Incorporation and Bylaws of the Surviving Company, or as otherwise provided by law; and

                  RESOLVED, that the officers of the Company are authorized and directed, in the name and on behalf of the Company, to execute, acknowledge and file with the Secretary of State of Delaware a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Holding into the Company and to assume its obligations, and to so change the name of the Company, and the date of adoption thereof, and to execute, acknowledge, file and deliver such other documents and to take such other actions as they may deem necessary or appropriate to effect the Merger and said change of name; and

                  RESOLVED, that, notwithstanding the name change effected by the merger of Holding into the Company, the Company is authorized to continue to do business under the name "KPMG Consulting, Inc." until such time as it receives all required consents, approvals and confirmations relating to the name change.

                  IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer this 2nd day of October, 2002.

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                                       KPMG CONSULTING, INC.



                                       By: /s/ David W. Black
                                           -------------------------------------
                                           Name:  David W. Black
                                           Title: Secretary


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